Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 16, 2017 relating to the consolidated financial statements of PAVmed Inc. and Subsidiary (the “Company”), which appears in the Annual Report on Form 10-K, as amended, of the Company for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ CITRIN COOPERMAN & COMPANY, LLP

New York, New York
June 21 , 2017